Exhibit 7C

For period ending 08/31/2009 file number 811-21779.

For funds over #99, list the name of each series and give a consecutive number to each series. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

Series   Fund Name                                                                   Is this the Series last filing

                                                                                          Number Series Name for this series?

                                                                                                                        (Y/N)

100       John Hancock Funds II Mid Cap Intersection Fund                                     Y

101       John Hancock Funds II Floating Rate Income Fund                                    N

102       John Hancock Funds II American Diversified Growth & Income Fund        N

103       John Hancock Funds II American Fundamental Holdings Fund                    N

104       John Hancock Funds II American Global Diversification Fund                     N

105       John Hancock Funds II Alpha Opportunities Fund                                      N

106       John Hancock Funds II Smaller Company Growth Fund                              N

107       John Hancock Funds II Short Term Government Income Fund                    N

108       John Hancock Funds II Mid Value Fund                                                    N

109       John Hancock Funds II Global Agriculture Fund                                         N

110       John Hancock Funds II Global Infrastructure Fund                                     N

111       John Hancock Funds II Global Timber Fund                                               N

112       John Hancock Funds II Alternative Asset Allocation                                  N

113       John Hancock Funds II Technical Opportunities Fund                                 N